Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Socket Mobile, Inc. of our report dated March 25, 2025, relating to the financial statements of Socket Mobile, Inc. (the “Company”) as of December 31, 2024 and 2023, and for the years then ended, included in this Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023:

•	Registration Statements on Form S-8 (Nos. 333-220043, 333-214612, 333-199599, 333-180055, 333-172950, 333-165984, 333-157975, 333-149688, 333-141587, 333-132345, and 333-123396) pertaining to the 2004 Equity Incentive Plan;
•	Registration Statement on Form S-3 (No. 333-249873) pertaining to the 1,047,942 shares of common stock of the Company.
•	Registration Statement on Form S-3 (No. 333-272454) pertaining to the 1,194,027 shares of common stock of the Company.

•	Registration Statement on Form S-3 (No. 333-283136) pertaining to the 1,050,970 shares of common stock of the Company.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 25, 2025